Riviera Holdings Corporation
                         2901 Las Vegas Boulevard South
                               Las Vegas NV 89109
                       Investor Relations: (800) 362-1460
                               TRADED: AMEX - RIV
                              www.rivierahotel.com



FOR FURTHER INFORMATION


AT THE COMPANY                              INVESTOR RELATIONS
Mark Lefever, Treasurer and CFO             Betsy Truax, Skorpus Consulting
(702) 794-9527 Voice                        (208) 241-3704 Voice
(702) 794-9442 Fax                          (208) 232-5317 Fax
Email:  mlefever@theriviera.com             Email:   betsytruax_hartman@msn.com


FOR IMMEDIATE RELEASE


                 RIVIERA REPORTS RESULTS FOR SECOND QUARTER 2007


         LAS VEGAS, NV - August 3, 2007 -- Riviera Holdings Corporation (AMEX:
RIV) today reported financial results for the three and six-month periods ended June 30, 2007. The Company reported record net income, Adjusted EBITDA (1), as defined below, and operating income for the second quarter and six months ended June 30, 2007.

Second Quarter 2007

          Net revenues for the quarter were $53.7 million, an increase of $1.2 million or 2.3 percent from the second quarter of 2006. Income from operations was $9.4 million, up $2.5 million or 36.9 percent from the second quarter of 2006. Included in income from operations in the second quarter of 2007 was $354,000 in equity-based compensation costs related to stock option expense compared with $190,000 in 2006, and $238,000 of mergers, acquisitions and development costs in 2007 compared with $761,000 in 2006. Adjusted EBITDA (1) was $13.3 million in the second quarter of 2007 compared with $11.0 million in 2006. Adjusted EBITDA consists of earnings before interest, income taxes, depreciation, amortization, equity-based compensation, asset impairments, and mergers, acquisitions and development costs, as shown in the reconciliation with net income in the tables of this release (See Notes 1 and 2 to the Financial Summary table). Net income for the quarter was a record $3.6 million, or $0.28 per share on a diluted basis, an increase of $3.2 million from the second quarter of 2006. Net income included the effects of the increase in interest expense, offset by the favorable effect of $827,000 recorded as a gain on the derivative resulting from the interest rate swap on the Company's new term loan.

Second Quarter 2007 Highlights

o Riviera Black Hawk net revenue increased $705,000 or 5.5 percent
o Riviera Black Hawk EBITDA increased $1.2 million or 31.2 percent
o Riviera Las Vegas net revenue increased $523,000 or 1.3 percent
o Riviera Las Vegas EBITDA increased $1.1 million or 12.6 percent
o The Company completed its refinancing and redeemed its 11 percent notes, and the new effective borrowing rate for the Company is now approximately
  7.5 percent
o The Company has $31.5 million in unrestricted cash plus a $20 million revolver

Six Months Ended June 30, 2007

         Net revenues for the six months ended June 30, 2007 were $105.7 million, up $1.6 million or 1.5 percent from the same period in 2006. Income from operations was $18.4 million, up $3.7 million or 25.3 percent from the 2006 period. Adjusted EBITDA (1) was $25.7 million, up $3.3 million or 14.9 percent from the 2006 period.

         Included in operating income for the first six months of 2007 was $533,000 in equity based compensation costs related to stock option expense compared with $406,000 in 2006, and $288,000 of mergers, acquisitions and development costs in 2007 compared with $878,000 in 2006. Net income for the six months ended June 30, 2007 was a record $6.1 million, or $0.49 per share on a fully diluted basis, compared with net income of $1.7 million, or $0.14 per diluted share, for the six months ended June 30, 2006.

Six-Month 2007 Highlights

o Riviera Black Hawk net revenue was up $997,000 or 3.8 percent
o Riviera Black Hawk EBITDA increased $1.8 million to $9.7 million or 22.6 percent
o Riviera Las Vegas net revenue increased $569,000 to $78.7 million
o Riviera Las Vegas EBITDA increased $1.2 million to $18.0 million or 7.1 percent

Riviera Las Vegas

         "For the first six months of 2007, Riviera Las Vegas outpaced 2006 EBITDA by $1.2 million. Most of the increase occurred in the second quarter as we continued to capitalize on the reduced competition in our market segment," commented Robert Vannucci, Chief Operating Officer of Riviera Las Vegas. "We are also very excited about a new capital expenditure plan to upgrade our rooms, which we anticipate will continue to produce room rate increases.

         "EBITDA in Las Vegas increased $1.1 million, or 12.6 percent for the second quarter. Revenue increases in our slots and room divisions combined with revisions in our entertainment operations and other controlled operating costs produced an EBITDA margin of 23.4 percent compared with 21.1 percent in the same quarter of 2006. The room revenue increase was attributable to an increase in the ADR (Average Daily Rate), which was $80.99 in the second quarter of 2007, increasing $7.20 or 9.8 percent compared with 2006. RevPar (Revenue per Available Room) increased $3.97, or 5.4 percent.

         "During the quarter, the Company worked with the management of the Frontier to assist in placing their guests and some employees at the Riviera. We were able to obtain the list of Frontier gaming patrons and plan to aggressively market these customers similar to what we did with the Westward Ho customer list. We believe the effects of this arrangement will transition loyal Frontier guests into loyal Riviera guests as it did with former Westward Ho customers. Also during the recent quarter, our culinary union contract expired. We have started negotiations with the union, and it is our hope to reach an agreement that is fair and equitable to our people and property," said Mr. Vannucci.

Riviera Black Hawk

         Mark Lefever, President of Riviera Black Hawk, said, "We are pleased with the second quarter results in Black Hawk and the Colorado market in general. Our EBITDA margin of 36.2 percent for the quarter, which we believe to be the highest in our market, is a result of our dedicated team, who continue to provide outstanding guest service.

         "We have begun to make necessary changes in preparation of the statewide smoking ban, which becomes effective January 1, 2008. Our goal is to satisfy our guests, while complying with the state law and minimizing the potential impact the ban may have on operations."

Consolidated Operations

         William L. Westerman, Chief Executive Officer, said, "Our team continues to focus on the daily operations at both properties, as shown in our record financial results. With our new financing in place, I am excited to announce a capital expenditure plan of $25 million over the next 30 months. Our plan is to refurbish all 2,075 rooms in Las Vegas, remodel the casino floor in Las Vegas and renovate our Black Hawk facility in order to meet the requirements of the smoking ban in Colorado and to increase the comfort level for our guests in Black Hawk. We believe these improvements will enhance our guests' overall experience at both properties, while generating stronger long-term financial results for our Company.

         "Our third quarter 2007 net income will be adversely impacted by a one-time charge of approximately $12.9 million to record the call premium on the 11 percent notes we redeemed in July and the write-off of the remaining deferred financing costs and the discounts on the those notes.

         "Over the last 18 months, net income has been adversely affected by over $1.5 million in merger and acquisition costs primarily related to the efforts to acquire our Company. Some of those efforts deserved and received our consideration and some of them deserved and received our opposition. When you consider the costs and distractions resulting from this process, we believe our results are impressive, and I want to thank all our team members for remaining focused on our operations.

         "We are continuing to work with our financial advisor, Jefferies and Company, Inc. on our strategic process to maximize shareholder value that we announced in May 2007."

Conference Call Information

         In conjunction with the release of second quarter 2007 financial results, Riviera will broadcast a conference call at 2 p.m. Eastern Daylight Time today, Friday, August 3, 2007. Investors can listen to the call via the Internet at www.rivierahotel.com or by dialing (888) 889-5345. The conference call rebroadcast will be available at (877) 519-4471, code 9021164.

Forward -Looking Statements

         The forward-looking statements in this news release, which reflect our best judgment based on factors currently known to us, involve significant risks and uncertainties including the implementation and future results of the capital expenditure plan that we just announced, the future results of our ongoing strategic process for maximizing shareholder value, pending litigation involving takeover efforts that we have opposed, hotel and casino market conditions, the effect on Riviera Black Hawk of the Colorado smoking ban that becomes effective on January 1, 2008, increases in energy costs, general economic and political conditions, regulatory requirements and other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission. Our actual results may differ materially from what is expressed or implied in our forward-looking statements. We do not plan to update our forward-looking statements even though our situation or plans may change in the future, unless applicable law requires us to do so.

About Riviera Holdings Corporation

         Riviera Holdings Corporation owns and operates the Riviera Hotel and Casino on the Las Vegas Strip and the Riviera Black Hawk Casino in Black Hawk, Colorado. Riviera's stock is listed on the American Stock Exchange under the symbol RIV.


                                - Tables Follow -

Riviera Holdings Corporation
Financial Summary
(Amounts in thousands
except per share amounts)       Three Months Ended June 30       Six Months Ended June 30
                                 -------------------------       ------------------------
                               2007     2006     Var   %Var    2007     2006     Var    %Var
                               ----     ----     ---   ----    ----     ----     ---    ----
Net Revenues:
Riviera Las Vegas             $40,185  $39,662   $ 523  1.3%  $78,657 $ 78,088   $ 569   0.7%
Riviera Black Hawk             13,480   12,775     705  5.5%   27,035   26,038     997   3.8%
                            ---------------------------      --------------------------
  Total Net Revenues           53,665   52,437   1,228  2.3%  105,692  104,126   1,566   1.5%
Operating Income:
Riviera Las Vegas               7,795    6,567   1,228 18.7%   14,705   13,209   1,496  11.3%
Riviera Black Hawk              3,253    2,340     913 39.0%    6,509    5,093   1,416  27.8%
Mergers, Acquisitions
  and Development Costs, net    (238)    (761)     523 68.7%    (288)    (878)     590 -67.2%
Equity-Based Compensation       (354)    (190)   (164) 86.3%    (553)    (406)   (147)  36.2%
Asset Impairment                    0      (3)       3 00.0%        0     (16)      16 100.0%
Corporate Expenses            (1,017)  (1,058)      41  3.9%  (1,973)  (2,318)     345  14.9%
                            ---------------------------      --------------------------
  Total Operating Income        9,439    6,895   2,544 36.9%   18,400   14,684   3,716  25.3%
Adjusted EBITDA (1):
Riviera Las Vegas               9,405    8,350   1,055 12.6%   18,012   16,817   1,195   7.1%
Riviera Black Hawk              4,877    3,716   1,161 31.2%    9,692    7,904   1,788  22.6%
Corporate Expenses            (1,017)  (1,058)      41  3.9%  (1,973)  (2,318)     345  14.9%
                            ---------------------------      --------------------------
  Total Adjusted  EBITDA       13,265   11,008   2,257 20.5%   25,731   22,403   3,328  14.9%
Adjusted EBITDA Margins (2):
Riviera Las Vegas               23.4%    21.1%    2.4%          22.9%    21.5%    1.4%
Riviera Black Hawk              36.2%    29.1%    7.1%          35.8%    30.4%    5.5%
Consolidated                    24.7%    21.0%    3.7%          24.3%    21.5%    2.8%

 Net income                   $ 3,574   $ 418 $ 3,156         $ 6,136  $ 1,698  $4,438
EARNINGS PER SHARE DATA:

Weighted average basic shares
   outstanding                 12,322   12,040     282         12,291   12,001     290
 Basic earnings per share     $ 0.29   $ 0.03   $ 0.26         $ 0.50   $ 0.14  $ 0.36

Weighted average diluted shares
   outstanding                12,605   12,326     279          12,557   12,271     286
 Diluted earnings per share   $ 0.28  $ 0.03  $ 0.25          $ 0.49    $ 0.14  $ 0.35




(1) Adjusted EBITDA consists of earnings before interest, income taxes, depreciation, amortization, equity-based compensation, asset impairment, and mergers, acquisitions and development costs, net, as shown in the reconciliation with net income in the tables below in this release. Adjusted EBITDA is presented solely as a supplemental disclosure because we believe that it is 1) a widely used measure of operating performance in the gaming industry, and 2) a principal basis for valuation of gaming companies by certain investors. We use property-level EBITDA (earnings before interest, income taxes, depreciation, amortization and corporate expense) as the primary measure of our business segment properties' performance, including the evaluation of our operating personnel. Adjusted EBITDA should not be construed as an alternative to operating income, as an indicator of our operating performance, as an alternative to cash flows from operating activities, as a measure of liquidity, or as any other measure determined in accordance with generally accepted accounting principles. We have significant uses of cash flows, including capital expenditures, interest payments and debt principal repayments, which are not reflected in Adjusted EBITDA. Also, other gaming companies that report EBITDA or Adjusted EBITDA may calculate it in a different manner than we do. A reconciliation of net income to Adjusted EBITDA is included in the tables below in this release.

(2) Adjusted EBITDA margins represent Adjusted EBITDA divided by Net Revenues.

Riviera Holdings Corporation and Subsidiaries
Reconciliation of Net Income to Adjusted EBITDA                                               Mergers
(Amounts in thousands)   Net      Interest     Operating                       Equity   Acquisitions,
                       Income      Income        Income     Depre-  Asset       Based     Development  Management Adjusted
                       (Loss)     (Expense)     (Loss)    ciation  Impairment   Comp     & Costs, net    Fee     EBITDA
                       ------     ---------     ------    ------- ----------   ----     ------------     ---     ------
 Second Quarter 2007:
Riviera Las Vegas       $7,850      $  55      $ 7,795    $2,273         -         -         -     $  (663)    $ 9,405
Riviera Black Hawk       1,339     (1,914)       3,253       961         -         -         -         663       4,877
Corporate               (5,615)    (4,006)     (1,609)      -            -        354       238         -       (1,017)
                        -------   -------     -------      ----      --------  -------  ----------   -------  ---------
                       $ 3,574     $5,865     $ 9,439     $3,234     $   -      $ 354    $  238       $ -       $13,265

 Second Quarter 2006:
Riviera Las Vegas       $6,608      $   41     $ 6,567    $2,209         -      -           -       $ (426)    $ 8,350
Riviera Black Hawk         420     (1,920)       2,340       950         -      -           -          426       3,716
Corporate               (6,610)    (4,598)     (2,012)        -          3        190      761         -        (1,058)
                        -------    -------     -------      ----      ------     -----    ----   ---------    --------
                         $ 418    $(6,477)     $ 6,895    $3,159    $    3      $ 190    $ 761      $  -       $11,008

 Six Months Ended
June 30, 2007:
Riviera Las Vegas      $14,794      $   89    $ 14,705    $4,541         -         -         -    $ (1,234)    $18,012
Riviera Black Hawk       2,697     (3,812)       6,509     1,949         -         -         -       1,234       9,692
Corporate              (11,355)    (8,541)      (2,814)       -          -        553      288          -      (1,973)
                      --------      -------    -------    -----       -----     -------   -------   --------   --------
                       $6,136    $(12,264)    $ 18,400    $6,490         -      $ 553    $ 288          -      $25,731

 Six Months Ended
June 30, 2006:
Riviera Las Vegas     $13,264      $   55    $ 13,209    $4,541          -         -         -     $ (933)    $16,817
Riviera Black Hawk      1,261     (3,832)       5,093     1,878          -         -         -        933      7,904
Corporate             (12,827)    (9,209)     (3,618)      -            16        406      878          -     (2,318)
                      -------    -------     -------      ----       -----      ------   ------- -----------  -------
                       $1,698   $(12,986)    $ 14,684    $6,419       $ 16      $ 406   $  878        $ -    $22,403


Balance Sheet Summary
                                                June 30,    Dec 31,
                                                  2007        2006
                                              -------------------------
Cash and short term investments               $31,561     $25,285
Restricted Cash                               224,447           -
Total current assets                          265,350      34,142
Property and equipment, net                   167,953     171,320
Total assets                                  443,491     213,682
Total current liabilities                     237,691      25,235
Long-term debt, net of current portion        225,305     214,124
Total shareholders' deficiency               (23,845)    (30,551)

RIVIERA HOLDINGS CORPORATION AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except            Three Months Ended     Six Months Ended
per share amounts)                           June 30                 June 30
                                       2007           2006      2007       2006
                                    --------------------- ---------------------
Revenues:
  Casino                              $ 30,887  $ 29,862  $ 59,006   $ 56,944
  Rooms                                 15,150    14,246    31,464     29,089
  Food and beverage                      8,773     8,746    16,961     17,644
  Entertainment                          3,451     3,860     5,857      7,541
  Other                                  1,645     1,733     3,357      3,436
                                    --------------------- ---------------------
       Total                            59,906    58,447   116,645    114,654
                                    --------------------- ---------------------
   Less promotional allowances           6,241     6,010    10,953     10,528
                                    --------------------- ---------------------
            Net revenues                53,665    52,437   105,692    104,126
                                    --------------------- ---------------------
COSTS AND EXPENSES:
  Direct costs and expenses of
      operating departments:

    Casino                              14,359    14,902    28,611    28,722
    Rooms                                7,048     6,832    14,099     13,621
    Food and beverage                    6,338     6,120    12,479     12,452
    Entertainment                        2,043     2,700     3,669      5,342
    Other                                  338       333       675        799
  Other operating expenses:
    General and administrative          10,274    10,542    20,428     20,787
    Mergers, Acquisitions and
         Development Costs, net            238       761       288        878
    Equity-Based Compensation              354       190       553        406
    Asset Impairment                        -          3        -          16
     Depreciation and amortization       3,234     3,159     6,490      6,419
                                    --------------------- ------------------
            Total costs and expenses    44,226    45,542    87,292     89,442
                                    --------------------- ------------------
INCOME FROM OPERATIONS                   9,439     6,895    18,400     14,684
                                    --------------------- ------------------
OTHER EXPENSE:
  Interest expense                     (7,606)   (6,601)   (14,174)  (13,191)
  Interest income                         914       124      1,083       205
  Gain on Derivatives                     827        -         827        -
                                    --------------------- -------------------
            Total other expense        (5,865)   (6,477)   (12,264)  (12,986)
                                    --------------------- -------------------
NET INCOME:                          $ 3,574    $  418    $  6,136   $ 1,698
                                    ===================== ===================
EARNINGS PER SHARE DATA:
Shares used in calculating
net income per common share:
Basic                               12,322      12,040      12,291    12,001
Diluted                             12,605      12,326      12,557    12,271
Net Income per common share
Basic                               $  0.29    $  0.03      $ 0.50    $ 0.14
Diluted                             $  0.28    $  0.03      $ 0.49   $  0.14